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                                                            Exhibit 5.1


                Opinion of Gardere Wynne Sewell & Riggs, L.L.P.


GARDERE WYNNE SEWELL & RIGGS, L.L.P.
333 Clay, Suite 800
Houston, Texas 77002-4086
(713) 308-5500


November 14, 1997


Telscape International, Inc.
4635 Southwest Freeway, Suite 800
Houston, Texas 77027


Gentlemen:

We have acted as counsel for Telscape International, Inc. (the "Company") in connection with the registration statement on Form S-3 of the Company (the "Registration Statement"), filed on or about the date of this opinion, by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to an aggregate of 661,000 shares (the "Shares") of the Common Stock, $.001 par value (the "Common Stock"), of the Company.

In the capacity as counsel for the Company, we have familiarized ourselves with the Articles of Incorporation of the Company, as amended, and the Bylaws of the Company, as amended. We have examined all statutes and other records, instruments and documents pertaining to the Company that we have deemed necessary to examine for the purpose of this opinion.

Based upon and subject to the foregoing, we are of the opinion that upon completion of the proceedings being taken to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares have been duly authorized and reserved for and, either are legally issued, fully paid and non-assessable or when issued upon exercise of the underlying warrants, will be legally issued, fully paid and non-assessable.

We are members of the Bar of the State of Texas and we do not express an opinion herein concerning any law other than the laws of the State of Texas and the federal law of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part thereof.


Very truly yours,

GARDERE WYNNE SEWELL & RIGGS, L.L.P.



By:  /S/ERIC A. BLUMROSEN
     Eric A. Blumrosen, Partner